UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported):  September 8, 2006

Bakers Footwear Group, Inc.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	000-50563 ------------------- (Commission File Number)	43-0577980 --------------------------- (I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On September 8, 2006, Bakers Footwear Group, Inc. (the “Company”) issued a press release announcing financial results for the second quarter ended July 29, 2006. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

Also on September 8, 2006, certain members of the Company’s management team held a conference call to discuss earnings and operating results for the second quarter ended July 29, 2006.

During the conference call, Lawrence L. Spanley, Jr., the Company’s Chief Financial Officer, made certain statements regarding the increase in inventory as of July 29, 2006 compared to July 30, 2005. Mr. Spanley provides the following clarifying statement in the conference call transcript: “Inventory at the end of the second quarter totaled $26.3 million dollars, as compared to $21.5 million dollars on July 30, 2005. The rise in inventory was primarily due to: (i) an additional $2.8 million in cost inventory for 33 new stores opened since the second quarter last year; and (ii) $0.6 million dollars in additional inventory for our web store reflecting the increase in our web store volume during the quarter.” This statement clarifies that the additional inventory relating to the Company’s Internet store was $0.6 million instead of $6.0 million as may have been stated on the call. In addition, Mr. Spanley clarifies in the transcript that the weighted average shares outstanding in the second quarter ended July 29, 2006 was 6.5 million instead of 6.0 million.

A copy of the conference call transcript is furnished as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 7.01.  Regulation FD Disclosure.

The information set forth under Item 2.02 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: September 11, 2006	By:	/s/ Lawrence L. Spanley, Jr.
Lawrence L. Spanley, Jr. Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated September 8, 2006.

99.2	Transcript of conference call held on September 8, 2006.